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                                  Exhibit 23.1

                          INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 2000, which is part of the Annual Report on Form 10-K of eSpeed, Inc., for the period ended December 31, 1999.

/s/DELOITTE & TOUCHE LLP

New York, New York
April 6, 2000